UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2015 (January 5, 2015)

NV5 Holdings, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35849	45-3458017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Park Road, Suite 350 Hollywood, Florida		33021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 495-2112

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 5, 2015, NV5 Holdings, Inc. (the “Company”) announced that it notified the holders of its outstanding public warrants that it has called such warrants for redemption. These public warrant holders will have until 5:00 p.m., New York City time, on February 4, 2015 (the “Expiration Time”) to exercise their public warrants at $7.80 per share. Any and all such public warrants properly exercised in accordance with their respective terms prior to the Expiration Time will be accepted by the Company at the $7.80 per share exercise price and one share of the Company’s registered common stock per public warrant will be issued to the exercising holder. Any public warrants that have not been exercised by the Expiration Time will be redeemed for the sum of $0.01 per public warrant and such warrants will be cancelled. In connection with the foregoing redemption, the Company’s public warrants will cease trading under the symbol “NVEEW” on or about the close of the markets on three business days prior to the redemption date of February 5, 2015 and the public warrants will be delisted from the Nasdaq Capital Market (“Nasdaq”).

On January 5, 2015, the Company issued a press release announcing the redemption of its public warrants and the delisting of such warrants from Nasdaq in connection therewith, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure set forth under Item 3.01 above is incorporated by reference into this Item 3.03.

Item 8.01 Other Events.

The disclosure set forth under Item 3.01 above is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated January 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2015	NV5 HOLDINGS, INC.
	By:	/s/ Michael P. Rama
		Name:	Michael P. Rama
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 5, 2015